Exhibit 99.2

AmerisourceBergen Corporation

Unaudited PharMerica Segment Information

	Operating Revenue Three Months Ended December 31,			Operating Revenue Three Months Ended March 31,			Operating Revenue Three Months Ended June 30,			Operating Revenue Three Months Ended September 30, 2006
(dollars in thousands)	2006	2005	Change	2007	2006	Change	2007	2006	Change
PharMerica Long-Term Care	$317,955	$297,106	7%	$316,760	$300,645	5%	$306,669	$308,824	-1%	$304,973
PMSI	117,930	112,152	5%	114,600	112,040	2%	116,604	115,202	1%	117,366

Total	$435,885	$409,258	7%	$431,360	$412,685	5%	$423,273	$424,026	—	$422,339

	Operating Income Three Months Ended December 31,			Operating Income Three Months Ended March 31,			Operating Income Three Months Ended June 30,			Operating Income Three Months Ended September 30, 2006
(dollars in thousands)	2006	2005	Change	2007	2006	Change	2007	2006	Change
PharMerica Long-Term Care	$9,083	$5,925	53%	$6,804	$6,946	-2%	$6,388	$10,998	-42%	$8,456
PMSI	9,776	12,582	-22%	8,560	9,225	-7%	5,750	16,485	-65%	13,128

Total	$18,859	$18,507	2%	$15,364	$16,171	-5%	$12,138	$27,483	-56%	$21,584

Percentages of operating revenue:

PharMerica Long-Term Care
Gross profit	29.63%	29.05%		29.06%	28.88%		29.38%	29.63%		30.32%
Operating expenses	26.78%	27.06%		26.92%	26.57%		27.30%	26.06%		27.55%
Operating income	2.86%	1.99%		2.15%	2.31%		2.08%	3.56%		2.77%

PMSI
Gross profit	24.24%	24.47%		22.68%	23.74%		22.66%	25.37%		22.94%
Operating expenses	15.95%	13.26%		15.21%	15.50%		17.73%	11.06%		11.76%
Operating income	8.29%	11.22%		7.47%	8.23%		4.93%	14.31%		11.19%

Total PharMerica
Gross profit	28.17%	27.80%		27.37%	27.48%		27.53%	28.47%		28.27%
Operating expenses	23.85%	23.27%		23.81%	23.56%		24.66%	21.99%		23.16%
Operating income	4.33%	4.52%		3.56%	3.92%		2.87%	6.48%		5.11%